SECURITY AGREEMENT SUPPLEMENT

September 5, 2002

Bank One, NA, as the Administrative
Agent for the LC Issuer and the Lenders
referred to in the Credit Agreement referred to below

      Re: SCP Pool Corporation

Ladies and Gentlemen:

        Reference is made to (i) the Credit Agreement dated as of November 27, 2001 (as the same has been and may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SCP Pool Corporation, a Delaware corporation (the “Borrower”), Bank One, NA, as the Administrative Agent and as the LC Issuer, Hibernia National Bank, as Documentation Agent, Fleet Capital Corporation, as Syndication Agent, and the Lenders from time to time party thereto, and (ii) the Pledge and Security Agreement dated as of November 27, 2001 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Debtors from time to time party thereto in favor of the Administrative Agent for the benefit of the Lenders. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

        Section 1. Grant of Security. The undersigned hereby collaterally pledges, assigns and grants to the Administrative Agent for the ratable benefit of the Lenders and (to the extent specifically provided in the Security Agreement) their Affiliates, a security interest in, all of its right, title and interest in and to the Collateral of the undersigned, to secure the prompt and complete payment and performance of the Secured Obligations, including without limitation, the Property of the undersigned set forth on the attached supplemental exhibits to the Exhibits to the Security Agreement.

        Section 2. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Exhibits A, B, C, D, and E to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental exhibits have been prepared by the undersigned in substantially the form of the equivalent Exhibits to the Security Agreement and are complete and correct in all material respects.

        Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Article III of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Debtor.

        Section 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Debtor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Debtors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to a “Debtor” shall also mean and be a reference to the undersigned.

        Section 5. Notices. All communications and notices hereunder shall be in writing and given as provided in Article IX of the Security Agreement. All communications and notices hereunder to the undersigned shall be given to it at the address set forth under its signature.

        Section 6. Governing Law. This supplement shall be governed by, and construed in accordance with, the laws of the State of Texas.

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Very truly yours,

FORT WAYNE POOLS, INC.

By:	/S/ Craig K. Hubbard Name: Craig K. Hubbard Title: Chief Financial Officer, Secretary and Treasurer

Address:	6930 Gettysburg Pike Ft. Wayne, IN 46804 Fax No.: 260-459-4152 Phone No.: 260-459-4110 Attention: David Dent

Signature Page to the Security Agreement Supplement